ADMINISTRATIVE
                                  RULES OF THE
                             COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                            NATIONAL FUEL GAS COMPANY


                             As amended and restated
                           effective December 10, 1998


I.       MEETINGS
         --------

         Each meeting ("Meeting") of the Compensation Committee ("Committee") of the Board of Directors of National Fuel Gas Company ("Company") shall be held as indicated in a notice made in accordance with these rules. Notice of each Meeting, stating the place, date and hour thereof, shall be given to each member of the Committee ("Member") by mailing written notice not less than five days before the Meeting to each Member, or by telegraphing, telephoning or delivering oral or written notice to each Member personally not less than one day before the Meeting.

         Any one or more Members of the Committee may participate in a Meeting by means of a conference telephone or similar equipment. Participation by such means shall constitute presence in person at a Meeting.

         The Committee may also take action by unanimous written consent.


II.      QUORUM AND VOTING; DELEGATION
         -----------------------------

         At all Meetings, a quorum shall be required for the transaction of business and shall consist of a majority of the entire Committee. The majority vote of the Members at a Meeting at which a quorum is present shall decide any question that may come before the meeting.

         Consistently with limitations imposed by the Plans, the Committee may delegate in these rules or by resolution any or all of its authority to the Chief Executive Officer, to the Secretary and to any other officer of the Company (individually, "Delegate"), so long as the Delegate has no potential conflict of interest which would cause him or her not to exercise his or her good faith independent business judgment in respect of a delegated matter, and so long as such delegation would not result in the requirement under applicable law that the Delegate's name appear beneath the Committee's report required to be included in Company filings with the Securities and Exchange Commission. Subject to such limitations, the Committee hereby delegates the power to implement its decisions to appropriate officers of the Company.

III.     GRANTS AND AWARDS UNDER THE PLANS
         ---------------------------------

         The following rules and regulations shall apply with respect to grants and awards of stock options, stock appreciation rights ("SARs") and shares of restricted stock ("Restricted Stock") under the Company's 1997 Award and Option Plan ("1997 Plan"), 1993 Award and Option Plan ("1993 Plan"), 1984 Stock Plan ("1984 Plan") and 1983 Incentive Stock Option Plan ("1983 Plan") (collectively, the "Plans"). These rules also address other Awards under the 1997 Plan and the 1993 Plan.

         Any capitalized term not defined in these rules shall have the same meaning as in the applicable Plan. The following rules are intended to supplement the Plans and, to the extent that any rule is determined to be inconsistent with any Plan, the Plan shall control.

         These rules may be amended by the Committee at any time and from time to time. Except to the extent otherwise specified in the particular Award Notice or at the time these rules are amended, any grant or award under the Plans shall be subject to these rules as in effect on the date of the grant or award.

         A.    GENERAL RULES REGARDING AWARDS UNDER THE 1997, 1993, 1984
               ----------------------------------------------------------
and 1983 PLANS
--------------

               1.   Making of An Award


                    An Award within the meaning of these rules occurs upon the grant by the Committee of any stock option, SAR, Restricted Stock, performance unit, performance share or other incentive award. An Award Notice within the meaning of these rules means a written notice from the Company to a Participant that sets forth the terms and conditions of an Award in addition to those established in the applicable Plan and by the Committee's exercise of its administrative powers.


               2.   Contemporaneous Awards


                    An Award of one type granted contemporaneously with an Award of any other type shall be treated as having been granted in combination, and not in the alternative, with the Award of the other type.


               3.   Stock-based Awards


                    a. Source. Stock-based Awards, to the extent actually paid in Common Stock, shall reduce treasury shares first and thereafter authorized but unissued shares.


                    b. Cash Dividends and Cash Dividend Equivalents.


                         (i)  Stock-Based  Awards Other Than  Restricted  Stock.
Each stock-based Award does not carry with it the entitlement to receive cash dividends or cash dividend equivalents until a stock option is exercised or other stock-based Award is earned, prior to or on the record date for determination of stockholders entitled to receive such cash dividend.

                         (ii) Restricted  Stock Awards.  Notwithstanding  clause
(i) of this paragraph (b) or Section 26 of the 1993 Plan or the 1997 Plan, dividends shall be payable with respect to each outstanding Award of Restricted Stock whether or not the restrictions in such Award have been satisfied or have lapsed.

                    c. Payment. Payment of stock-based Awards (other than SARs and performance shares, which shall be paid in cash) shall be made with Common Stock.

               4.   Withholding Taxes


                    At the time a Participant is taxable with respect to Options, SARs or Restricted Stock granted under the Plans, or the exercise or surrender of the same, the Company shall have the right to withhold from amounts payable to the Participant under the Plan or from other compensation payable to the Participant in its sole discretion, or require the Participant to pay to it, an amount sufficient to satisfy all federal, state and/or local withholding tax requirements. A Participant may pay, in whole or in part, such tax withholding amounts by requesting that the Company withhold such amounts of taxes from the amounts owed to the Participant or by delivering as payment to the Company, shares of Common Stock having a Fair Market Value less than or equal to the amount of such required withholding taxes (with the remainder payable in cash).

               5. Deferral of Payment

                    The Committee intends to permit Participants to elect, at any time prior to one year before the date of exercise, to defer the receipt of payment of Awards that are payable in cash; provided, however, that (1) under the then applicable income tax rules the Participant is not in constructive receipt of, and subject to income tax on, the payment prior to its actual receipt, (2) such deferral does not result in any of the Plans being subject to the Employee Retirement Income Security Act of 1974, as amended, and (3) if the Participant is an Executive Officer (i.e., is subject to Section 16 of the Securities Exchange Act of 1934, including a retired officer who is, at the relevant time, a director), such election shall comply with Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as then in effect.


         B.  STOCK   OPTIONS  UNDER  THE  1997,   1993,   1984  AND  1983  PLANS
             -------------------------------------------------------------------


               1. Designation

                    The Award Notice setting forth the terms and conditions of a grant of a stock option shall indicate the applicable Plan under which the stock option is granted and whether the stock option is an incentive stock option (within the meaning of Section 422 of the Code, an "ISO") or a non-qualified stock option ("NSO"). The Committee hereby delegates to the Chief Executive Officer, President and Vice President of the Company the authority to prepare, execute and deliver Award Notices consistent with actions taken by the Committee. The Committee hereby directs that any action taken by the Committee granting stock options without specifying whether the stock options are ISOs be interpreted as follows:

                         a. an award of stock  options to a  Participant  who is
younger than 60 on the grant date shall be deemed to be an award of ISOs to the maximum extent permitted in accordance with Section 422 of the Internal Revenue Code, with the remainder awarded as NSOs; and

                         b. an award of stock options to a Participant who is 60
or older on the grant date shall be deemed to be awards of NSOs only.

               2. Price

                         The price at which Common  Stock may be purchased  upon
exercise of a stock option (the "exercise price") shall be the Fair Market Value of the Common Stock on the date of the Award.

               3. Exercise Period/Duration

                         a. Non-Qualified  Stock Options Under the 1997 and 1993
Plans. A non-qualified stock option granted under the 1997 Plan or the 1993 Plan first may be exercised twelve months after the date of grant, or, if earlier, on the date of the optionee's death.

                         b.  Incentive  Stock  Options  Under  the 1997 and 1993
Plans. An incentive stock option granted under the 1997 Plan or the 1993 Plan first may be exercised twelve months after the date of grant, or, if earlier, on the date of the optionee's death.

               4. Death or Other Termination of Employment

                         a.  Definitions.  For  purposes  of  these  rules,  the
following terms shall have the following meanings:

                            (i) "Disability"  shall mean that the Participant is
eligible to receive disability benefits under Article VIII of The National Fuel Gas Company Retirement Plan ("Retirement Plan"), as from time to time amended.

                            (ii)  "Retirement"  shall mean that the  Participant
has commenced receiving retirement benefits under the Retirement Plan at or after attaining age 65.

                         b. Non-Qualified  Stock Options Under the 1997 and 1993
Plans. With respect to the President and Chief Executive Officer of the Company and the Presidents of each Principal Subsidiary, if termination of employment occurs by reason of death, Disability or Retirement, each non-qualified option awarded under the 1997 Plan or the 1993 Plan shall remain exercisable for the balance of its unexpired term. If termination of any such officer occurs for any other reason, each such non-qualified option shall lapse unless extended by the Committee in its discretion. For purposes of these rules, "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of eighty percent (80%) or more, and "Principal Subsidiary" means a Subsidiary that has a net income of at least $5,000,000 as of the end of the most recent fiscal year.

         For all other Participants, if termination of employment occurs by reason of death, Disability or Retirement, each non-qualified option awarded under the 1997 Plan or the 1993 Plan shall remain exercisable for five years from such termination or the balance of its unexpired term, whichever is less. If termination occurs for any other reason, each such non-qualified option shall lapse unless extended by the Committee in its discretion.

                         c.  Incentive  Stock  Options  Under  the 1997 and 1993
Plans. Pursuant to Section 16(a) of the 1997 Plan and the 1993 Plan, the Committee hereby establishes that, with respect to an incentive stock option granted under the 1997 Plan or the 1993 Plan which has not theretofore expired, upon termination of employment by reason of the optionee's Disability, the optionee may within one year after the date of termination of employment, exercise all or part of the incentive stock option which the optionee was entitled to exercise on the date of termination of employment.

                         d. Extension of Incentive Stock Options Under the 1997,
1993 and 1983 Plans. Pursuant to the last paragraph of Section 16(b) of the 1997 Plan and the 1993 Plan and the last paragraph of Section 7 of the 1983 Plan, the Committee hereby determines that:

                  (i) with respect to the President and Chief Executive Officer of the Company and the Presidents of each Principal Subsidiary, if termination of employment occurs by reason of death, Disability or Retirement, another officer of the Company shall, within thirty days of such termination, offer in writing to extend the period during which any incentive stock option granted to such optionee under the 1997 Plan, the 1993 Plan or the 1983 Plan may be exercised to the date on which the incentive stock option would have otherwise expired absent such termination of employment;

                  (ii) if termination of any such officer's employment occurs for any other reason, another officer of the Company, if the Committee so authorizes, shall, within thirty days of such termination, offer in writing to extend the period during which any incentive stock option granted to such optionee may be exercised to the date specified in the offer, which shall not be later than the date on which the incentive stock option would have otherwise expired absent such termination of employment;

                  (iii) with respect to all Participants other than the President and Chief Executive Officer of the Company and the Presidents of each Principal Subsidiary, if termination of employment occurs by reason of death, Disability or Retirement, an officer of the Company other than such Participant shall, within thirty days of such termination, offer in writing to extend the period during which any incentive stock option granted to such optionee under the 1997 Plan, the 1993 Plan or the 1983 Plan may be exercised, to the date which is the earlier of five years from such termination or the balance of the unexpired term of such incentive stock option; and

                  (iv) if termination of such Participant's employment occurs for any other reason, an officer of the Company other than such Participant, if the Committee so authorizes, shall, within thirty days of such termination, offer to extend the period during which any incentive stock option granted to such optionee may be exercised to the date specified in the offer, which shall not be later than the earlier of five years from such termination of employment or the date on which the incentive stock option would have otherwise expired absent such termination of employment.

     The written offer shall notify the optionee, or the optionee's estate or the person to whom the optionee's rights under the incentive stock option are transferred by will or the laws of descent and distribution, of the right to accept the offer by consenting to the extension, in writing, within thirty days of the offer. If such consent is timely received the incentive stock option may be exercised during the period specified in the offer, but not later than the expiration of the exercise period specified in the Award Notice.

               5. Mechanics of Exercise

               To exercise a stock option, the Participant shall provide a signed exercise notice to an appropriate officer or other designee of the Company, which notice shall indicate which options are being exercised, how the exercise price is to be paid and any other appropriate information. Appropriate delivery of a signed notice of exercise binds the Participant to pay the exercise price. The Committee hereby delegates to appropriate officers of the Company the authority to establish and revise appropriate procedures with respect to the exercise of stock options and the equitable adjustment of outstanding stock options.

               6. Reload Options

               No optionee shall be issued a new stock option automatically upon exercise of a stock option. However, if the Award Notice provides for the issuance of such new stock option, the new stock option shall have an option price equal to the Fair Market Value of the Common Stock on the date the new stock option is issued and shall otherwise be subject, as nearly as possible, to the same terms and conditions as the exercised stock option.

         C. SARs UNDER THE 1984, 1997 AND 1993 PLANS
            ----------------------------------------

               1. 1984 Plan

               SARs granted under the 1984 Plan may be granted only along with the grant of a non-qualified stock option. The recipient may exercise the SAR independently of and in addition to the non-qualified stock option, and may exercise the SAR before (but not before the option with which the SAR was granted has become exercisable), at the same time as, or after the recipient exercises the stock option with which the SAR was granted, but not later than the expiration of the term of the stock option. Each SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and if so exercised would result in a payment to the holder of such SAR.

               2. 1997 and 1993 Plans

               SARs granted under the 1997 Plan or the 1993 Plan may be Independent SARs, Combination SARs or Alternative SARs, each as described in the applicable Plan.

                    a. Independent SARs

                    The base price of an Independent SAR shall be the Fair Market Value of the Common Stock on the date of the grant of the Independent SAR, and shall otherwise be subject to the terms and conditions imposed by the Award Notice upon the Independent SAR, and by the 1997 Plan or the 1993 Plan, whichever is applicable, and these rules upon non-qualified stock options. An Independent SAR shall be outstanding and exercisable during the entire exercise period otherwise applicable to a non-qualified stock option granted on the same day as the Independent SAR (as adjusted in accordance with paragraph III.B.4 above in the event of death or other termination of employment).

                    b. Combination SARs

                    A Combination SAR shall be exercisable to the same extent, and subject to the same terms and conditions, as its related stock option. If an optionee exercises a Combination SAR or its related stock option, but not both, the other shall remain outstanding and shall remain exercisable during the entire exercise period (as adjusted in accordance with paragraph III.B.4 above in the event of death or other termination of employment).

                    c. Alternative SARs

                    An Alternative SAR shall be exercisable to the same extent, and subject to the same terms and conditions, as its related stock option. If a related stock option is exercised, the related Alternative SAR shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. To the extent not previously exercised or canceled due to the exercise of the related stock option, an Alternative SAR shall be exercisable during the entire exercise period of the related stock option (as adjusted in accordance with paragraph III.B.4 above in the event of death or other termination of employment).

                    d. Mechanics of Exercise

                    To exercise a SAR, the Participant shall deliver a signed exercise notice to an appropriate officer or other designee of the Company, which notice shall indicate which SARs are being exercised, and any other appropriate information. The Committee hereby delegates to appropriate officers of the Company the authority to establish and revise appropriate procedures with respect to the exercise of SARs and the equitable adjustment of outstanding SARs.

         D.       RESTRICTED STOCK UNDER THE 1997, 1993 and 1984 PLANS
                  ----------------------------------------------------

               1. Restrictions on Transferability; Vesting

               The restrictions on transferability and vesting and all other terms and conditions of Restricted Stock granted under the 1997, 1993 and 1984 Plans, shall be specified in the Award Notice. All shares of Restricted Stock shall be subject to the Participant's continued employment with the Company or a Subsidiary until vesting. The Committee may accelerate the vesting of Restricted Stock on its own motion as it deems appropriate and in the best interests of the Company.

               2. Mechanics of Grant

               The Committee hereby delegates to appropriate officers of the Company the authority to establish and revise appropriate procedures with respect to the issuance of certificates presenting Restricted Stock, the payment of dividends thereon, and the equitable adjustment of outstanding Restricted Stock.

         E.       PERFORMANCE UNITS AND PERFORMANCE SHARES UNDER THE 1997 AND
                  -----------------------------------------------------------
1993 PLANS
-----------

         The performance period and performance objectives of a performance unit or performance share granted under the 1997 Plan or the 1993 Plan shall be specified in the Award Notice.

         The Committee shall consider any written submission from a Participant, regarding revision of the performance period and/or performance objectives of an Award on the basis of events which may have been unforeseen by the Committee, or circumstances which have changed since the Award, and may consider such matters on its own motion. Upon such consideration, the Committee shall revise such performance period and/or performance objectives when such revision is determined to be in the best interests of the Company and consistent with the purposes of the 1997 Plan or the 1993 Plan.